Exhibit 10.76
FREESCALE SEMICONDUCTOR, LTD.
2011 OMNIBUS INCENTIVE PLAN
FORM NONQUALIFIED STOCK OPTION AGREEMENT
(Participant)
THIS AGREEMENT (the “Agreement”), is made effective as of the date indicated in the grant summary in the Freescale equity recordkeeping system (the “Date of Grant”), by and among Freescale Semiconductor, Ltd., a Bermuda exempted limited liability company (the “Company”), the recipient’s employing subsidiary and the recipient of the grant (the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Amended and Restated Freescale Semiconductor, Ltd. 2011 Omnibus Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms used but not otherwise defined herein shall have meanings ascribed to such terms in the Plan; and
WHEREAS, the Administrator has determined that it would be in the best interests of the Company and its shareholders to grant the Option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of Common Shares as indicated in the grant summary in the Freescale equity recordkeeping system (each a “Share” and collectively, the “Shares”). The purchase price of the Shares subject to the Option shall be at the price indicated in the grant summary in the Freescale equity recordkeeping system (the “Exercise Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.
2.    Vesting.
a)     General. Except as otherwise provided in Section 2(b) hereof, the Option shall vest and become exercisable with respect to twenty-five percent (25%) of the Shares initially covered by the Option on each of the first, second, third and fourth anniversaries of the Date of Grant, subject to the Participant’s continued employment with the Company or an Affiliate on each such vesting date. At any time, the portion of the Option which has become vested as described above (or pursuant to Section 2(b) or 2(d)) is hereinafter referred to as the “Vested Portion.”
b)    Accelerated Vesting. Notwithstanding any other provisions of the Plan or this Agreement to the contrary, in the event that the Participant’s employment with the Company is terminated due to the Participant’s death or Disability, the portion of the Option that would have become vested and exercisable on the next scheduled vesting date shall become vested and exercisable as of immediately prior to such termination.
c)    Termination for Cause. Notwithstanding any other provisions of the Plan or this Agreement to the contrary, the Option (including any Vested Portion thereof) shall terminate and be forfeited immediately upon the Company’s notification to the Participant of the Participant’s termination of employment by the Company for Cause.
d)    Change in Control.
(i)    Notwithstanding any other provisions of the Plan or this Agreement to the contrary, in the event that the Participant’s employment with the Company is terminated by the Company without Cause within twelve months following a Change in Control, all unvested Options shall become immediately vested and exercisable.
(ii)    If the Option Award is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, all unvested Options shall become immediately vested and exercisable. For purposes of this Section 2(d)(ii), the Option Award shall be considered assumed or substituted for if, following the Change in Control, the Option Award is of comparable value and remains subject to the same terms and conditions that were applicable to the Option Award immediately prior to the Change in Control except that the Option Award instead confers the right to purchase common stock of the acquiring entity or in the case of an amalgamation, the amalgamated company or its parent.
3.    Exercise of Option.
a)    Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:
(i)    the seventh (7th) anniversary of the Date of Grant;
(ii)    twelve (12) months following the date of the Participant’s termination of employment due to the Participant’s Retirement, death, or Disability;
(iii)    ninety (90) days following the date of the Participant’s termination of employment for any reason other than for Cause or due to the Participant’s Retirement, death or Disability; and
(iv)    the date that the Company notifies the Participant of the Participant’s termination of employment for Cause.
b)    Method of Exercise.
(i)    Each election to exercise the Vested Portion shall be subject to the terms and conditions of the Plan and shall be made using the Freescale equity recordkeeping system or in writing, signed by the Participant or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan or in this Agreement.
(ii)    The Exercise Price may be paid (A) by the delivery of cash or check acceptable to the Administrator, (B) by any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (C) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (D) any other method approved by the Administrator and permitted by applicable law or (E) any combination of the foregoing.
(iii)    In the event of the Participant’s death, the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
4.    No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of the Participant and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the employment of such Participant. The granting of the Option does not form part of and should in no way be construed as a term or condition of employment. At all times, the Option granted hereunder is discretionary and does not imply that additional Options will be awarded in the future.
5.    Options Not Wages. The value of any Options granted to Participant does not constitute and will not be included as wages for the purposes of calculating any benefit or bonus provided by the Company or the Participant’s employing subsidiary.
6.    Transferability. Unless otherwise permitted in writing by the Administrator in its sole discretion, the Option granted hereunder may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. During the Participant’s lifetime, the Vested Portion is exercisable only by the Participant.
7.    Withholding. The Participant will be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to the Participant the amount (in cash, Shares, other securities or other property)

of any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option or the Plan and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such withholding taxes.
8.    Certain Covenants. The Participant hereby agrees and covenants to perform all of the obligations set forth below (the “Covenants”) and acknowledges that the Participant's obligations set forth below constitute a material inducement for the Company's grant of the Option to the Participant.
a)    Confidential Information. The Participant recognizes and agrees that the Affiliated Group (defined below) has provided Confidential Information to the Participant and has an interest in protecting this information from disclosure. The Participant shall hold in a fiduciary capacity for the benefit of the Company and its Affiliates (collectively, the “Affiliated Group”), all secret or confidential information, knowledge or data relating to the Affiliated Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research or secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Participant obtains during the Participant’s employment that is not public knowledge (other than as a result of the Participant’s violation of this Section (a)) (“Confidential Information”). The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s employment, except with the prior written consent of the Company, or as otherwise required by law or legal process or as such disclosure or use may be required in the course of the Participant performing his duties and responsibilities with the Affiliated Group. Notwithstanding the foregoing provisions, if the Participant is required to disclose any such confidential or proprietary information pursuant to applicable law or a subpoena or court order, the Participant shall promptly notify the Company in writing of any such requirement prior to disclosure so that the Company or the appropriate member of the Affiliated Group may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions hereof. The Participant shall reasonably cooperate with the Company or the appropriate member of the Affiliated Group to obtain such a protective order or other remedy. If such order or other remedy is not obtained prior to the time the Participant is required to make the disclosure, or the Company waives compliance with the provisions hereof, the Participant shall disclose only that portion of the confidential or proprietary information which he is advised by counsel in writing (either his or the Company’s) that he is legally required to so disclose. Upon his termination of employment for any reason, the Participant shall promptly return to the Company all records, files, memoranda, correspondence, notebooks, notes, reports, customer lists, drawings, plans, documents, and other documents and the like relating to the business of the Affiliated Group or containing any trade secrets relating to the Affiliated Group or that the Participant uses, prepares or comes into contact with during the course of the Participant’s employment with the Affiliated Group, and all keys, credit cards and passes, and such materials shall remain the sole property of the Affiliated Group. The Participant agrees to execute any standard-form confidentiality agreements with the Company that the Company in the future generally enters into with similarly situated employees.
b)    Work Product and Inventions. The Affiliated Group and/or its nominees or assigns shall own all right, title and interest in and to any and all inventions, ideas, trade secrets, technology, devices, discoveries, improvements, processes, developments, designs, know how, show-how, data, computer programs, algorithms, formulae, works of authorship, works modifications, trademarks, trade names, documentation, techniques, designs, methods, trade secrets, technical specifications, technical data, concepts, expressions, patents, patent rights, copyrights, moral rights, and all other intellectual property rights or other developments whatsoever (collectively, “Developments”), whether or not patentable, reduced to practice or registerable under patent, copyright, trademark or other intellectual property law anywhere in the world, made, authored, discovered, reduced to practice, conceived, created, developed or otherwise obtained by the Participant (alone or jointly with others) during the Participant’s employment with the Affiliated Group, and arising from or relating to such employment or the business of the Affiliated Group (whether during business hours or otherwise, and whether on the premises of using the facilities or materials of the Affiliated Group or otherwise). The Participant shall promptly and fully disclose to the Affiliated Group and to no one else all Developments, and hereby assigns to the Affiliated Group without further compensation all right, title and interest the Participant has or may have in any Developments, and all patents, copyrights, or other intellectual property rights relating thereto, and agrees that the Participant has not acquired and shall not acquire any rights during the course of his employment with the Affiliated Group or thereafter with respect to any Developments.
c)    Company Goodwill. The Participant recognizes and acknowledges that the Affiliated Group has and continues to develop goodwill of substantial value through efforts of employees, including the Participant. This goodwill includes, but is not limited to, the identity and skill sets of its employees, its relationships with employees and customers, intangible value attributable to its products created by Participant and others, and the Affiliated Group’s brand and reputation within the industry. Participant shall take no action to damage the goodwill of the Affiliated Group (including disparaging the Affiliated Group or any of their respective directors, officers, executives, employees, agents or other representatives) or use it for personal benefit or the benefit of competitors of the Affiliated Group.
d)    Remedies. The Participant acknowledges and agrees that the terms of these Covenants which are necessary to protect legitimate proprietary and business interests of the Affiliated Group in, inter alia, near permanent customer relationships and confidential information. The Participant further acknowledges and agrees that the Participant’s breach of these Covenants will cause the Affiliated Group irreparable harm, which cannot be adequately compensated by money damages. If any of the Covenants are determined to be wholly or partially unenforceable, the Participant hereby agrees that these Covenants or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the provisions of these Covenants are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Affiliated Group’s right to enforce any such covenant in any other jurisdiction.
9.    Securities Laws. The issuance of any Options hereunder shall be subject to the Participant making or entering into such written representations, warranties and agreements as the Administrator may reasonably request in order to comply with applicable securities laws and government regulations. Further, residents of Brazil, Canada, the European Economic Area, Hong Kong, Romania and the United Kingdom are directed to review the legends included on Exhibit A to this Agreement.
10.    No Public Offering. The Options awarded under the Plan and this Agreement will not be publicly issued, placed, distributed or offered. The issuance of any Option hereunder does not constitute a public offering of securities.

11.    Consent to Transfer of Data. By accepting the Option, Participant consents to the transfer of personal data (including but not limited to the employee’s name, address, birth date and hire date) and to the processing of this personal data by the Company and the provider of the Freescale equity recordkeeping system.
12.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
13.    Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
14.    Consent to Jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.
15.    Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan, as may be amended from time to time, and the terms and provisions of the Plan are hereby incorporated herein by reference.
16.    Acceptance. This Agreement must be accepted by electronic signature of the Participant in the Freescale equity recordkeeping system or the Participant will have no right to the Option provided for in this Agreement. By accepting this Agreement the Participant consents to the electronic delivery through the Freescale equity recordkeeping system of all documents related to this Option.

EXHIBIT A

Country Specific Securities Law and Other Legends

Residents of Brazil, please see the following legend:

The securities granted under the Plan and this Agreement have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM). Therefore, the securities granted under the Plan and Agreement will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.

Residents of Canada, please see the following legend:

The exercise alternative provided in Section 4(b)(ii)(C) of the Agreement is not available to residents of Canada.

Residents of European Economic Area, please see the following legend:

Nothing in this Agreement constitutes an offer of securities for sale in any jurisdiction where it is unlawful to do so. The Shares which are the subject of this Agreement are offered to the Participant only. They may not be offered or sold within a member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") except pursuant to an exemption from, or in a transaction not subject to the prospectus requirements of the Prospectus Directive and the securities laws applicable in the Relevant Member State.

In relation to each Relevant Member State, neither the Company nor the Participant’s employing subsidiary has made, intends or will make an offer of the Shares which are the subject of this Agreement to the public in that Relevant Member State other than a potential offer contemplated in a prospectus that has been approved by the competent authority of the Relevant Member State, published and/or notified to the relevant competent authorities in accordance with the Prospectus Directive, except that the Company may make an offer of such Shares to the public in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant recipient or recipients nominated by the Company for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Shares shall require the Company or any Participant to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression of an offer of Shares to the public in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe the Shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

Residents of Hong Kong, please see the following legend:

WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Residents of Romania, please see the following legend:

For the purpose of implementing the Plan, the personal data collected from you may be subject to processing by Freescale Semiconductor Romania SRL, such entity standing as data controller. In the context of Plan implementation, your personal data may be transferred to Freescale Semiconductor, Ltd., in Bermuda and Freescale Semiconductor, Inc., in the United States. Providing the personal data required for the implementation of the Plan is mandatory, the refusal to do so impeding you to participate in the benefits thereof.

In connection with your personal data which is subject to processing, you have the right to access and to intervene upon such data, as well as to object to any further processing, in the conditions prescribed by law. You also have the right not to be subjected to automated individual decisions, as well as to access the courts of law. You may contact your Human Resources representative for more information on the processing of your personal data in the context of the Plan implementation (including information on exercising your rights related to data processing).

Residents of the United Kingdom, please see the following legend:

This Award Agreement is being issued in the United Kingdom pursuant to regulation 60 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 and is being issued solely to employees of Freescale Semiconductor, Ltd., and companies within its group (as defined by the Financial Services and Markets Act 2000) and may not be issued to or relied upon by any other person (other than personal representatives of such employees on death).